EXHIBIT 99.1

FOR IMMEDIATE RELEASE

HEALTHTRONICS ANNOUNCES STRONG SECOND QUARTER RESULTS AND
RAISES 2005 EARNINGS GUIDANCE
Urology Procedures Increase
Continued Growth in Medical Device Segment
Margin Gains Highlight Vehicle Business

AUSTIN, TX, July 28, 2005 — HealthTronics, Inc. (NASDAQ: HTRN), today announced its financial results for the second quarter ended June 30, 2005. Financial results for the second quarter of 2004 reflect the operations of Prime Medical Services, Inc. exclusively, and do not include HealthTronics Surgical Services, Inc. Comparable non-financial metrics and financial variances incorporated in this news release reflect the combined operations of both companies. As previously disclosed, the Company’s Orthopaedics segment is reported as income (loss) from discontinued operations and assets held for sale. See attached tables.

Total revenues from continuing operations during the second quarter 2005 were $64.7 million. Under GAAP, income from continuing operations was $3.2 million, or $0.09 per share. Excluding mandatory redemption premiums associated with the early extinguishment of debt, income from continuing operations was $4.1 million or $0.12 per share. Fully-diluted weighted average shares outstanding for the quarter were 35.2 million.

HealthTronics’ President & CEO, Brad A. Hummel, commented, “Second quarter results were in-line with our expectations, highlighted by steady gains in our medical device segment and margin improvement within the specialty vehicle group. We continue to meet our integration objectives by eliminating redundant costs and streamlining operations while attacking our strategic goals. Notably in the second quarter, we introduced the HealthTronics UroVantage®, our intra-operative imaging system, at the American Urology Association Conference in San Antonio. Market reaction has been very favorable and our first installation will be completed next month.”

SEGMENT ANALYSIS

UROLOGY

Urology procedures (all modalities) totaled 16,587 during the quarter, an increase of 2.5% over the same period a year ago. Lithotripsy procedures, at 14,124, decreased approximately 5% from the previous year, suggesting a generally late start to the normally busier stone season. Partnership constituency and the total number of referring physicians was consistent with that of the prior quarter. Segment EBITDA totaled $7.1 million in the quarter. Average lithotripsy revenue per case was $2,050, slightly below the previous quarter, reflecting case mix and indicative of continued wholesale pricing stability. Minority interest in lithotripsy partnerships remained stable.

Prostate therapies grew markedly to 2,070 treatments during the quarter, up from 821 in the same period a year ago. Prostate laser procedures totaled 1,070 and TUMT accounted for 1,000 cases during the second quarter. The Company also realized gains in cryotherapy treatment delivery, with procedures increasing to 387 in the quarter, up from 207 in the same quarter a year ago.

The operating environment for the services group remains very good. The Company’s position as a wholesaler provides a comfortable level of insulation against reimbursement fluctuation in each of our service profiles. The proposed 2006 Hospital Outpatient Payment System (“HOPPS”) rate for lithotripsy is unchanged at $2,541 per case, which positions our average charge at approximately 20% below this benchmark Medicare reimbursement and nearly 35% below average private pay reimbursement. The proposed cutback in the 2006 HOPPS rate for GreenLight PVP from $3,750 to $2,500 per case, while severe, would place our average charge at a 52% discount to the proposed rate – and a total fee (including fibers) at a 23.5% discount to the proposed rate.”

Mr Hummel stated, “The endurability of our lithotripsy model is well established and we believe that our contractual structure in prostate therapies, both for laser treatments and TUMT, was designed thoughtfully and it, too, will withstand the test of time.”

MEDICAL DEVICE SALES & SERVICE

“During the second quarter Medical Device group revenue grew to $9.0 million, and $4.8 million after intercompany eliminations, resulting in a 37% increase in revenue from the same period a year ago. Production efficiencies and rationalized SG&A allocation helped drive substantial improvement in group contribution, as segment EBITDA grew to $2.2 million, up from $1.1 million in the same period a year ago.

“Gross margin on device and consumables for the quarter was 48%. We look forward to continued growth and expanded margins in this division as higher end products such as the UroVantage® impact product mix, complementing high margin consumable sales and opportunities for expanded service and maintenance revenue.”

“On the heels of the successful launch of the UroVantage® system, we are continuing our initiatives to develop new devices to expand our product portfolio. Additionally, the physician interest in emerging technologies such as High Intensity Focused Ultrasound (“HIFU”) and the promise of expanded applications of our UroVantage® platform creates the opportunity to move beyond our significant reach within the urology community and into other specialties and the global marketplace.”

SPECIALTY VEHICLE MANUFACTURING

“Second quarter results from our Specialty Vehicles unit reflect a continuation of margin improvements achieved in each of the two previous quarters. Division EBITDA grew 25%, to $3.4 million, on revenue of $25.5 million. EBITDA margins increased to 13.3% from 8.2% in the same period last year, despite a 16% revenue decline.

“ Following last year’s decision to consolidate plants, the Company directed its top-line focus to revenue opportunities where our core engineering capabilities could distinguish our products, furthering our marketplace prominence and leading to higher profitability.

“The improved outlook in demand for mobile medical product, good visibility in our broadcast group and modest but steady improvements in efficiency are encouraging, adding to our confidence that we can attain our previously stated profitability goals for the division in 2005.”

INTEGRATION & FINANCIAL GUIDANCE

John Q. Barnidge, HealthTronics’ Chief Financial Officer, commented, “Our integration efforts relating to the Prime/HealthTronics merger continue to progress and are yielding synergies in excess of our projected amounts. We have also realized the value of our much strengthened balance sheet. These cost savings have contributed to our strong net working capital position, which was $75.5 million at June 30, 2005, an increase of $18.8 million during the quarter. Net debt was $135.2 million at June 30, 2005.”

Mr Barnidge concluded, “Given the positive outlook in each of our three business segments, we are raising our previously stated guidance from $0.48-$0.52 to $0.52-$0.54 in diluted earnings per share from continuing operations for the year ending December 31, 2005.”

Conference Call and Webcast

Management of HealthTronics will host a conference call the morning of Thursday, July 28, 2005 at 10:30 a.m. EDT. To participate in the live call, please dial 888-743-0342 (706-679-0861 for international callers) and ask for the “HealthTronics” call (conference I.D. #7808233). Please call in 10 minutes before the call is scheduled to begin. The conference call will also be webcast live via the Investors section of the Company’s web site at www.healthtronics.com. To listen to the live webcast, go to the web site at least 10 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site. A telephone replay will be available for two weeks by dialing 800-642-1687 (706-645-9291 for international callers) and entering the conference I.D. #5542492.

HEALTHTRONICS’ USE OF NON-GAAP FINANCIAL MEASURES

This press release includes financial measures for net income and related per share amounts that exclude certain charges and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). Non-GAAP income from continuing operations and earnings per share exclude certain expenses in 2005 related to loan fees and incremental interest expense related to the Company’s refinancing of long-term debt and its senior credit facility, and in 2004 charges related to expenses primarily associated with the implementation of FAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, (collectively “Certain Charges”). These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding Certain Charges, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results, to competitors’ operating results, and to estimates made by securities analysts. Management uses these non-GAAP financial measures internally to evaluate its performance. The Company believes these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, the Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measure as provided with the financial statements attached to this press release.

EBITDA AND ADJUSTED EBITDA

HealthTronics has presented EBITDA and Adjusted EBITDA amounts, which are non-GAAP financial measures, in various filings with the SEC. In the SEC filings, HealthTronics has reconciled such amounts to their most directly comparable financial measure calculated in accordance with GAAP, which is HealthTronics’ net income. HealthTronics believes that its presentations of EBITDA and Adjusted EBITDA are important supplemental measures of operating performance to its investors.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is a commonly used measure of performance which HealthTronics believes, when considered with measures calculated in accordance with GAAP, gives investors a more complete understanding of HealthTronics’ operating results before the impact of investing and financing transactions and income taxes. HealthTronics does not reflect minority interest expense when calculating EBITDA, however, HealthTronics adjusts for minority interest expense and refers to this measure as “Adjusted EBITDA”. HealthTronics has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting. Adjusted EBITDA is among the more significant factors in management’s internal evaluation of total company performance. Adjusted EBITDA is also widely used by HealthTronics management in the annual budget process. HealthTronics believes these measures continue to be used by investors and creditors in their assessment of HealthTronics’ operating performance and the valuation of the company.

EBITDA and Adjusted EBITDA are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA and Adjusted EBITDA should not be considered as an alternative to net income, operating income, a liquidity measure, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA and Adjusted EBITDA reflect additional ways of viewing HealthTronics’ operations that HealthTronics believes, when viewed with its GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting HealthTronics’ business than could be obtained absent this disclosure. HealthTronics strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

About HealthTronics, Inc.

HealthTronics provides healthcare services, primarily to the urology community, and manufactures medical devices as well as specialty vehicles used for the transport of high technology medical and broadcast & communications equipment. For more information, visit www.healthtronics.com.

Statements by the Company’s management during the conference call announced in this press release that are not strictly historical, including statements regarding plans, objective and future financial performance, are “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although HealthTronics believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that the expectations will prove to be correct. Factors that could cause actual results to differ materially from HealthTronics’ expectations include, among others, the existence of demand for and acceptance of HealthTronics’ services, the integration of Prime’s and HealthTronics’ businesses, regulatory approvals, economic conditions, the impact of competition and pricing, financing efforts and other factors described from time to time in HealthTronics’ periodic filings with the Securities and Exchange Commission.

CONTACT: HealthTronics, Inc. Brad A. Hummel, President & CEO John Q. Barnidge, Senior VP & CFO (512) 314-4554 www.healthtronics.com	-OR-	INVESTOR RELATIONS COUNSEL: The Equity Group Inc. Loren G. Mortman (212) 836-9604, LMortman@equityny.com Lauren Barbera (212) 836-9610, LBarbera@equityny.com www.theequitygroup.com

HealthTronics, Inc. and Subsidiaries Condensed Consolidated Statements of Income/Information GAAP VS. Pro Forma Results (Unaudited)

GAAP RESULTS	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands, except per share data)	2005	2004	2005	2004
Revenue:
Urology	$34,182	$16,484	$67,542	$30,879
Device Sales and Service	4,814	3,283	7,512	5,107
Specialty Vehicle Manufacturing	25,530	30,513	52,504	54,270
Other	196	238	390	475

Total revenue	64,722	50,518	127,948	90,731

Cost of services and general and administrative expenses:
Urology	15,739	6,578	30,300	12,509
Device Sales and Service	2,664	2,206	3,342	3,254
Specialty Vehicle Manufacturing	22,135	27,507	46,165	49,213
Corporate	1,233	1,045	2,770	1,997
Depreciation and amortization	3,229	1,846	6,506	3,466

	45,000	39,182	89,083	70,439

Operating income	19,722	11,336	38,865	20,292
Other income (expenses):
Interest and dividends	153	61	296	149
Interest expense	(1,804)	(2,364)	(4,732)	(4,653)
Loan fees	(1,463)	--	(2,646)	--

	(3,114)	(2,303)	(7,082)	(4,504)

Income from continuing operations before provision
for income taxes and minority interest	16,608	9,033	31,783	15,788
Minority interest in consolidated income	11,414	5,373	22,848	10,264
Provision for income taxes	2,010	1,338	3,440	2,021

Income from continuing operations	3,184	2,322	5,495	3,503

Income from discontinued operations, net of tax benefit	(359)	--	(935)	--

Net income	2,825	$2,322	4,560	$3,503

Diluted income from continuing operations per share:
Income from continuing operations	$0.09	$0.11	$0.16	$0.18

Weighted average shares outstanding	35,218	20,952	34,627	19,913

PRO FORMA RESULTS
Income from continuing operations, as reported	$3,184	$2,322	$5,495	$3,503
Compensation charge for employee
puts and stock buybacks, net of tax	--	(313)	--	(517)
Loan fees and incremental interest charges, net of tax	900	--	2,279	--

Income from continuing operations, pro forma	$4,084	$2,009	$7,774	$2,986

Diluted income from continuing operations per share:
Income from continuing operations, pro forma	$0.12	$0.10	$0.22	$0.15

Weighted average shares outstanding	35,218	20,952	34,627	19,913

HealthTronics, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (Unaudited)

($ in thousands)	June 30, 2005	December 31, 2004
ASSETS
Total current assets	$114,706	$102,535
Property and equipment, net	41,972	42,343
Assets held for sale	13,971	16,169
Other assets	309,828	313,226

	$480,477	$474,273

LIABILITIES
Total current liabilities	$39,235	$84,774
Long-term debt, net of current portion	142,877	110,304
Other long-term liabilities	25,452	26,339

Total liabilities	207,564	221,417
Liabillities held for sale	7,224	6,352
Minority interest	32,969	29,277
Total stockholders' equity	232,720	217,227

	$480,477	$474,273

HealthTronics, Inc. Pro Forma Supplemental Financial Information Continuing Operations For the Six Months Ended June 30, 2005 Unaudited In thousands, except per share data

	2nd Quarter		YTD
	2005	2004 (a)	2005	2004 (a)
Summary of Results from Operations
Revenues	$64,722	$50,518	$127,948	$90,731
EBITDA	$23,104	$12,749	$45,667	$23,091
Adjusted EBITDA	$11,690	$7,376	$22,819	$12,827
Net Income	$4,084	$2,009	$7,774	$2,986
EPS	$0.12	$0.10	$0.22	$0.15
Number of Shares	35,218	20,952	34,627	19,913
Segment Information
Revenues:
Urology	$34,182	$16,484	$67,542	$30,879
Medical Device Sales & Service	$4,814	$3,283	$7,512	$5,107
Specialty Vehicles	$25,530	$30,513	$52,504	$54,270
Adjusted EBITDA:
Urology	$7,121	$4,539	$14,557	$8,240
Medical Device Sales & Service	$2,161	$1,100	$4,198	$1,885
Specialty Vehicles	$3,399	$2,515	$6,344	$4,245
Capital Expenditures:
Consolidated, net to HealthTronics	$1,346	$950	$3,559	$2,629
Urology, net to HealthTronics	$661	$415	$2,377	$1,085
Medical Device Sales & Service	$111	$--	$407	$--
Specialty Vehicles Manufacturing	$362	$365	$521	$1,242
Corporate	$212	$170	$254	$302
Other Information:
Net Draws (Payments) on Line of Credit	$(313)	$--	$687	$(3,000)
Net Debt	$135,217	$106,276	$135,217	$106,276
Days Sales Outstanding	30.8	37.3	$30.8	37.3

(a) In accordance with General Accepted Accounting Principals, 2004 amounts are for Prime Medical Services, Inc. only. (b) See accompanying reconciliation of EBITDA and Adjusted EBITDA.

HealthTronics, Inc. Supplemental Segment Financial Information 2005 by Quarter Unaudited In thousands, except procedure data

	2005
	Q-2	Q-1
Urology Segment

Procedures:
Litho	13,926	13,475
Holmium Renal	198	220
Prostate Laser	1,070	940
TUMT	1,000	818
Cryotherapy	387	372
Other	6	13

Total Procedures	16,587	15,838

Revenues:
Litho	$28,548	$28,405
Holmium Renal	129	146
Prostate Laser	2,084	1,770
TUMT	2,008	1,598
Cryotherapy	1,370	1,414
Other	43	27

Segment Revenue	$34,182	$33,360

Adjusted EBITDA	$7,121	$7,436

Specialty Vehicle Manufacturing Segment

Units:
Mobile Medical	38	32
Broadcast	32	34
Command/Homeland Security	11	36
Other	2	1

Total Units	83	103

Revenues:
Mobile Medical	$14,112	$11,945
Broadcast	4,658	6,170
Command/Homeland Security	3,532	5,706
Other	3,228	3,153

Segment Revenue	$25,530	$26,974

Adjusted EBITDA	$3,399	$2,945

HealthTronics, Inc Reconciliation of EBITDA and Adjusted EBITDA Continuing Operations For the Six Months Ended June 30, 2005 Unaudited In thousands

	2nd Quarter		YTD
	2005	2004	2005	2004
Net Income from continuing operations as reported	$3,184	$2,322	$5,495	$3,503
Add Back(deduct):
Provision for Income Taxes	2,010	1,338	3,440	2,021
Interest Expense, Including Loan Fees	3,267	2,364	7,378	4,653
Depreciation & Amortization	3,229	1,846	6,506	3,466
Compensation charge for employee
puts and stock buybacks	--	(494)	--	(816)

Adjusted EBITDA	11,690	7,376	22,819	12,827
Add Back:
Minority Interest Expense	11,414	5,373	22,848	10,264

EBITDA	$23,104	$12,749	$45,667	$23,091